UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2013

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54940	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
As previously reported in a Current Report on Form 8-K filed on December 5, 2012, Cole Corporate Income Operating Partnership, LP (“CCI OP” or the “Borrower”), the operating partnership of Cole Corporate Income Trust, Inc. (the “Company”), entered into a secured revolving credit facility on November 29, 2012 (the “Secured Credit Agreement”), providing for up to $150.0 million in revolving loans (the “Secured Credit Facility”), with Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and letter of credit issuer; Wells Fargo Bank, National Association (“Wells Fargo”), as syndication agent; and other lending institutions that were parties to the Secured Credit Agreement. On March 4, 2013, CCI OP entered into a first amendment to the Secured Credit Agreement that increased the allowable borrowings of the Secured Credit Facility to $400.0 million.
On October 25, 2013, CCI OP entered into an unsecured credit agreement (the “Unsecured Credit Agreement”) with Bank of America, as administrative agent, swing line lender and letter of credit issuer; Wells Fargo, as syndication agent; Regions Bank and U.S. Bank National Association, as co-documentation agents; and other lending institutions that are or may become parties to the Unsecured Credit Agreement (collectively, with Bank of America, the “Lenders”). The Unsecured Credit Agreement provides for up to $900.0 million in allowable borrowings (the “Unsecured Credit Facility”). Concurrently, the Secured Credit Agreement was terminated and no amounts were outstanding under the Secured Credit Facility as of October 25, 2013.
The Unsecured Credit Facility includes a $300.0 million term loan (the “Term Loan”) and allows CCI OP to borrow up to $600.0 million in revolving loans (the “Revolving Loans”). As of October 25, 2013, the borrowing base under the Unsecured Credit Facility was approximately $688.4 million based on the underlying collateral pool (the “Borrowing Base”). Up to 15.0% of the total amount of Revolving Loans available may be used for issuing letters of credit (the “Letters of Credit”) and up to 10.0% of the total amount of Revolving Loans available, but not greater than $50.0 million, may be used for “swing line” loans (the “Swing Line Loans”). Subject to meeting certain conditions described in the Unsecured Credit Agreement and the payment of certain fees, the amount of the Unsecured Credit Facility may be increased up to a maximum of $1.25 billion, with each increase being no less than $25.0 million. The Term Loan matures on October 25, 2018. The Revolving Loans, Letters of Credit and Swing Line Loans mature on October 25, 2017; however, the Borrower may elect to extend the maturity dates of such loans to October 25, 2018 subject to satisfying certain conditions described in the Unsecured Credit Agreement. As of October 25, 2013, CCI OP had $300.0 million outstanding under the Term Loan and no amounts outstanding under the Revolving Loans and, based on the Borrowing Base, approximately $388.4 million available for borrowing under the Revolving Loans.
The Revolving Loans will bear interest at rates depending upon the type of loan specified by the Borrower. For a eurodollar rate loan, as defined in the Unsecured Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR (the “Eurodollar Rate”) for the interest period, as elected by the Borrower, plus the applicable rate (the “Eurodollar Applicable Rate”). The Eurodollar Applicable Rate is based upon the overall leverage ratio, generally defined in the Unsecured Credit Agreement as the total consolidated outstanding indebtedness of the Company divided by the total consolidated asset value of the Company (the “Leverage Ratio”), and ranges from 1.60% at a Leverage Ratio of 45.0% or less to 2.40% at a Leverage Ratio greater than 60.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of (a) Bank of America’s Prime Rate; (b) the Federal Funds Effective Rate (as defined in the Unsecured Credit Agreement) plus 0.50%; or (c) one-month Eurodollar Rate plus 1.0% (the “Base Rate”) plus the applicable rate (the “Base Rate Applicable Rate”). The Base Rate Applicable Rate is based upon the Leverage Ratio, and ranges from 0.60% at a Leverage Ratio of 45.0% or less to 1.40% at a Leverage Ratio greater than 60.0%. The Unsecured Credit Agreement also includes an interest rate pricing structure should the Company obtain an investment grade rating.
The Term Loan and the Swing Line Loans will initially bear interest at a rate equal to the Base Rate. Effective October 31, 2013, the Term Loan will convert to a Eurodollar Rate loan, as elected by CCI OP, and bear interest at the Eurodollar Rate of the three-month LIBOR plus the Eurodollar Applicable Rate. On October 31, 2013, CCI OP executed an interest rate swap agreement with Regions Bank that will effectively fix the variable interest rate of the Term Loan. As such, on October 31, 2013, based on the Leverage Ratio in effect, the Term Loan will effectively bear interest at 3.026%. CCI OP will be required to make quarterly interest payments on the Term Loan, and the outstanding principal and any accrued and unpaid interest is due on October 25, 2018.

CCI OP paid certain fees under the Unsecured Credit Agreement, including arrangement and up-front fees. CCI OP will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Unsecured Credit Facility (the “Unused Fee”). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360-day year) based upon the overall Leverage Ratio and ranges from 0.25% at a Leverage Ratio of 45.0% or less to 0.30% at a Leverage Ratio greater than 60.0%. CCI OP must also pay certain fees upon the issuance of each Letter of Credit under the Unsecured Credit Agreement and a quarterly fee based on the outstanding face amount of any Letters of Credit.
The Borrower has the right to prepay the outstanding amounts under the Unsecured Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of Eurodollar Rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of Base Rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.
The Unsecured Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and maximum variable rate and recourse debt requirements. The Unsecured Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the Eurodollar Rate loans and Base Rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. In addition to CCI OP breaching any of the terms of the Unsecured Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after the due date; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of CCI OP or any consolidated subsidiary providing a guaranty; (7) a violation of any financial, negative or other covenants; (8) a violation of ERISA regulations; and (9) judgments against CCI OP or any consolidated subsidiary in excess of $15.0 million or $50.0 million in aggregate that remain unsatisfied or unstayed for 60 days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Unsecured Credit Facility and all outstanding loans shall be immediately due and payable.

Item 1.02	Termination of a Material Definitive Agreement
The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the termination of the Secured Credit Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2013	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

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